EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2026:

Agricultural Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.2026
Cresud’s direct equity interest in:
BrasilAgro (1) (2)	Brazil	Agricultural	35.22%
Futuros y Opciones.Com S.A. (3)	Argentina	Brokerage	51.21%
Helmir S.A.	Uruguay	Investment	100.00%
IRSA	Argentina	Real estate	55.14%
JOFSHI S.A.U.	Argentina	Investment	100.00%
Brasilagro’s direct equity interest in:
Araucária Ltda.	Brazil	Agricultural	100.00%
Cajueiro Ltda.	Brazil	Agricultural	100.00%
Ceibo Ltda.	Brazil	Agricultural	100.00%
Cremaq Ltda.	Brazil	Agricultural	100.00%
Flamboyant Ltda.	Brazil	Agricultural	100.00%
Jaborandi Ltda.	Brazil	Agricultural	100.00%
Jaborandi Propriedades Agrícolas S.A.	Brazil	Agricultural	100.00%
Mogno Ltda.	Brazil	Agricultural	100.00%
Palmeiras S.A.	Paraguay	Agricultural	100.00%
Agrifirma Agro Ltda.	Brazil	Agricultural	100.00%
Agropecuaria Acres del Sud S.A.	Bolivia	Agricultural	100.00%
Ombú Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Yuchán Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Futuros y Opciones.Com. S.A.’s direct equity interest in:
Amauta Agro S.A. (4)	Argentina	Agricultural	98.25%
FyO Acopio S.A. (4)	Argentina	Grain warehousing and brokerage	98.25%
FyO Chile SPA	Chile	Brokerage	100.00%
Helmir S.A.’s direct equity interest in:
FyO Holding S.A.	Uruguay	Investment	50.10%

(1)

The Group exercises “de facto control” over BrasilAgro as a result of (i) the percentage and concentration of voting rights of the Group, and the absence of other shareholders with significant voting rights, (ii) the absence of a voting agreement among the other shareholders to vote together as a group, and (iii) the record of attendance to Shareholders’ Meetings and the record of votes casted by the other shareholders; the Group’s effective control to direct BrasilAgro’s relevant activities has been exercised through its seat in the Board of Directors. See Note 7 for further information regarding to BrasilAgro.

(2)	Includes interest indirectly held through Helmir.
(3)

As of June 30, 2026 the Group owns 51.75% of the common shares of Futuros y Opciones S.A (FyO). The preferred shares held by FyO management have only economic rights, the voting rights are held by common shareholders.

(4)	Includes direct participation of Cresud.

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Urban Properties and Investments Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.2026
IRSA’s direct interest:
E-Commerce Latina S.A.	Argentina	Investment	100.00%
Inversora Bolívar S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (1)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Ritelco S.A.U.	Argentina	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A. (in liquidation)	Argentina	Real estate	53.68%
Fibesa S.A.U.	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
SHEFA INVESTMENTS S.A.	Argentina	Design and software development	89.44%
Shefa Fiduciaria S.A.U.	Argentina	Trustee company	100.00%
Fideicomiso Shefa V.C.	Argentina	Investment	100.00%
LOS GALLEGOS, Martínez Navarro y Cía. S.A.	Argentina	Real estate	100.00%
TIENDA LOS GALLEGOS S.A.	Argentina	Real estate	100.00%
E-Commerce Latina S.A.’s direct interest:
Hoteles Argentinos S.A.U.	Argentina	Hotel	100.00%
Palermo Invest S.A. (2)	Argentina	Investment	100.00%
Tyrus S.A.’s direct interest:
DFL and DN BV	Bermuda’s / Netherlands	Investment	99.65%
Shefa Holding LLC	USA	Investment	100.00%
IRSA International LLC	USA	Investment	100.00%
Liveck Ltd. (3)	British Virgin Islands	Investment	100.00%
Real Estate Strategies LLC	USA	Investment	100.00%
DFL’s and DN BV’s direct interest:
Dolphin IL Investment Ltd.	Israel	Investment	100.00%

(1)	The Group has consolidated the investment in Llao Llao Resorts S.A. considering its equity interest and a shareholder agreement that confers its majority of votes in the decision-making process.
(2)	Includes E-Commerce Latina S.A.’s and IRSA’s equity interests.
(3)	Includes Tyrus’s and IRSA’s equity interests.

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